Exhibit 26(n): Consent of Independent Registered Public Accounting Firm

Exhibit 26-(n) - Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Financial Statements” and to the use of our report dated March 31, 2008, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company of New York as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, and to the use of our report dated March 21, 2008, with respect to the statements of assets and liabilities of ReliaStar Life Insurance Company of New York Variable Life Separate Account I as of December 31, 2007, and the related statements of operations and changes in net assets for the periods disclosed in the financial statements, included in Post-Effective Amendment No. 13 to the Registration Statement (Form N-6 No. 333-47527) and the related Prospectus and Statement of Additional Information of ReliaStar Life Insurance Company of New York Variable Life Separate Account I.

/s/ Ernst & Young LLP

Atlanta, Georgia April 10, 2008